                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-129844

THE DATE OF THIS FREE WRITING PROSPECTUS IS February 15, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

Updated Free Writing Prospectus dated Feb. 15, 2007 to Free Writing Prospectus dated Feb. 8, 2007 related to LB-UBS Commercial Mortgage Trust 2007-C1,
Commercial Pass-Through Certificates, Series 2007-C1.

UBS Global Asset Management will not act as co-lead manager or underwriter with respect to the Class A-4 and K Certificates.